SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2007 (April 10, 2007)

Millennium Quest, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-31619	87-0430320
(Commission File Number)	(IRS Employer Identification No.)

12890 Hilltop Road
Argyle, Texas	76226
(Address of Principal Executive Offices)	(Zip Code)

(972) 233-0300

(Registrant’s Telephone Number, Including Zip Code)

4089 Mt. Olympus Way, Salt Lake City, Utah 84124

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities

As reported in Item 5.01 below, on April 10, 2007 Millennium Quest, Inc. (the “Company”) completed the sale of an aggregate of 100,000 restricted shares of its Series A Voting Convertible Preferred Stock (the “Preferred Stock”) to Halter Financial Investments, L.P. (the “Purchaser”) for a cash purchase price of $455,000 pursuant to the Stock Purchase Agreement entered into between the Company and Purchaser and dated as of April 5, 2007. The Company reported the signing of the Stock Purchase Agreement in its 2006 Form 10-KSB which was filed with the Commission on April 9, 2007 and the Stock Purchase Agreement was included as an exhibit to such report. The Preferred Stock is entitled to 428.56 votes per share and represents approximately 90% of the voting control of the Company (after giving effect to the issuance of stock to two former officers in cancellation of debt as described below). The transaction resulted in a change in control of the Company. Other than in respect to this transaction, Purchaser has had no material relationship with the Company or any of the Company’s officers, directors or affiliates. Purchaser used its own funds to acquire the Preferred Stock.

The Preferred Stock is convertible into Common Stock at the option of the holder at any time on or after the earliest to occur of: (a) September 30, 2007; (b) the date on which the Company completes a business combination with a corporation or business entity with current business operations; or (c) the date such conversion is approved by the Company’s board of directors. The Preferred Stock is also convertible at the option of the Company upon five days advance notice to the holder.

The Stock Purchase Agreement contains covenants that Purchaser, in its capacity as controlling stockholder of the Company following the closing, will not approve any reverse splits other than a one-time reverse split of not greater than 1-for-33 effected by the Company in connection with a business combination transaction with a company or business entity with current business operations (a “Going Public Transaction”) unless approved by the former officers of the Company; that it will not permit the Company to authorize the issuance of any additional shares of Common Stock or securities convertible into shares of Common Stock except in connection with a Going Public Transaction; and that it will not allow the Company to enter into a Going Public Transaction unless the Company, on a combined basis with the operating entity with which it completes a Going Public Transaction, satisfies the financial conditions for listing on the NASDAQ Capital Market immediately following the closing of the Going Public Transaction. All of such covenants terminate automatically at the time the Company enters into a Going Public Transaction. The Stock Purchase Agreement also grants demand and “piggy back” registration rights to Purchaser.

The foregoing summary of selected provisions of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as an exhibit to the Company’s 2006 Form 10-KSB filed on April 9, 2007.

The subject shares were sold to Purchaser without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from such registration requirements provided by Section 4(2) of the Securities Act for transactions not involving any public offering. The shares were sold without general advertising or solicitation, the Purchaser acknowledged that it was purchasing “restricted securities” which had not been registered under the Securities Act and which were subject to certain restrictions on resale, and the certificates representing the shares contained a restricted stock legend indicating that the shares have not been registered and cannot be resold without registration under the Securities Act or the availability of an exemption from the registration requirements thereof.

On April 5, 2007, acting pursuant to the terms of the Stock Purchase Agreement, the Company’s board of directors declared a special cash distribution in an amount equal to $0.1827 per share, or a total of approximately $413,378, to the current stockholders of the Company. The distribution will be payable on April 26, 2007 to stockholders of record on April 16, 2007 who hold a total of 2,261,643 shares of Common Stock. The Purchaser will not participate in the distribution.

At the closing of the Stock Purchase Agreement, C&C Investment Partnership (“C&C”), a partnership owned by the Company’s two former officers, entered into a Settlement and Stock Issuance Agreement (the “Settlement Agreement”) with the Company, pursuant to which C&C and its principals agreed to accept the issuance to them of a total of 2,500,000 shares of restricted Common Stock of the Company in full payment and satisfaction of $25,000 in principal amount of notes payable obligations to C&C. These shares will be issued at a price of $0.01 per share, or the same price per share at which Common Stock has been issued to the officers in 2006, and approximately the same price per share that was paid by Purchaser pursuant to the Stock Purchase Agreement assuming the shares of Preferred Stock were converted to Common Stock. The shares issuable under the Settlement Agreement will not participate in the special distribution. The holders of these shares will be granted the same piggyback registration rights as the Purchaser. It is expected this transaction will close on or about April 17, 2007.

The Stock Purchase Agreement did not result in any change in the status of the Company as a shell company and the Company will continue its search for business opportunities for acquisition or participation by the Company.

Item 5.01	Changes in Control of Registrant

As reported in response to Items 2.01 and 3.02, on April 10, 2007, the Company completed the sale of an aggregate of 100,000 restricted shares of its Preferred Stock to the Purchaser pursuant to the Stock Purchase Agreement for a cash purchase price of $455,000, which resulted in a change in control of the Company.

At the closing, Terry Cononelos and Dimitri Cocorinis resigned as officers of the Company, Mr. Cononelos resigned as a director, and Timothy P. Halter, a principal of the Purchaser, was appointed as President, Secretary, and a director of the Company. Mr. Cocorinis also resigned as a director of the Company effective following the required ten (10) day transmittal notification to the stockholders under Regulation 14f-1, which will be on April 16, 2007.

Directors and Executive Officers

The following table sets forth certain information with regard to Timothy P. Halter, the sole officer and director of the Company after giving effect to the resignations described above.

Name	Age	Title
Timothy P. Halter	40	President, Secretary, Treasurer
		and Director

Certain biographical information of Timothy P. Halter is set forth below.

Timothy P. Halter. Timothy P. Halter, age 40, has been the president and the sole stockholder of Halter Financial Group, Inc., a Dallas, Texas based consulting firm specializing in the area of mergers, acquisitions and corporate finance, since 1995. Mr. Halter currently serves as a director of the following public companies:  DXP Enterprises, Inc. (a Texas corporation), Nevstar Corporation (a Nevada corporation), Point Acquisition Corporation (a Nevada corporation), Marketing Acquisition Corporation (a Nevada corporation), BTHC VI, Inc. (a Delaware corporation), BTHC VII, Inc. (a Delaware corporation), BTHC VIII, Inc. (a Delaware corporation), and BTHC X, Inc. (a Delaware corporation). Mr. Halter will devote as much of his time to the Company’s business affairs as may be necessary to implement its business plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 12, 2007, the number of shares of the Company’s Common Stock and Series A Voting Convertible Preferred Stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Company’s voting stock, and by each of the Company’s officers and directors, and by all its officers and directors as a group. On such date there were issued and outstanding 2,261,643 shares of the Company’s Common Stock and 100,000 shares of its Series A Voting Convertible Preferred Stock, each of which is entitled to 428.56 votes and is convertible into 428.56 shares of Common Stock. In addition, as described in Items 2.01 and 3.02, the Company is obligated to issue 2,500,000 shares of its Common Stock to C&C Investment Partnership in settlement of debt on or about April 17, 2007, and such shares have been treated as issued and outstanding shares for purposes of calculating the numbers set forth in the table.

Title		Number of	Percent of
of Class	Name	Shares Owned(1)	Voting Power

	Principal Stockholders

Preferred	Halter Financial Investments, L.P.(2)(3)	100,000	90.0%
Common	C&C Investment Partnership(4)	2,500,000	5.3%
Common	Dimitri Cocorinis(4)	3,086,925	6.5%
Common	Terry Cononelos(4)	3,125,456	6.6%

	New Directors and Executive Officers

Preferred	Timothy P. Halter(2)(3)
		100,000	90.0%
Preferred	All Officers and Directors
	as a Group (1 person) (2)(3)(5)	100,000	90.0%

_________________________________

(1) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.

(2) Represents 100,000 shares of Series A Voting Convertible Preferred Stock, each of which is entitled to 428.56 votes per share and is convertible into 428.56 shares of Common Stock.

(3) Halter Financial Investments, L.P. (“HFI”) is a Texas limited partnership of which Halter Financial Investments GP, LLC, a Texas limited liability company (“HFI GP”), is the sole general partner, and TPH Capital, L.P., Bellfield Capital Partners, L.P., Colhurst Capital, L.P. and Rivergreen Capital, LLC are its members. The limited partners of HFI are: (i) TPH Capital, L.P., a Texas limited partnership of which TPH Capital GP, LLC, a Texas limited liability company (“TPH GP”), is the general partner and Timothy P. Halter is the sole member of TPH GP; (ii) Bellfield Capital Partners, L.P., a Texas limited partnership of which Bellfield Capital Management, LLC, a Texas limited liability company (“Bellfield LLC”), is the sole general partner and David Brigante is the sole member of Bellfield LLC; (iii) Colhurst Capital LP, a Texas limited partnership of which Colhurst Capital GP, LLC, a Texas limited liability company (“Colhurst LLC”), is the general partner and George L. Diamond is the sole member of Colhurst LLC; and (iv) Rivergreen Capital, LLC, a Texas limited liability company (“Rivergreen LLC”), of which Marat Rosenberg is the sole member. As a result, each of the foregoing persons may be deemed to be a beneficial owner of the shares held of record by HFI. The address for HFI is 12890 Hilltop Road, Argyle, Texas 76226.

(4) Includes 2,500,000 shares of the Company’s Common Stock to be issued on or about April 17, 2007 to C&C Investment Partnership pursuant to the Settlement and Stock Issuance Agreement described in Items 2.01 and 3.02. Messrs. Cocorinis and Cononelos are the partners of C&C and may each be deemed to be a beneficial owner of the shares held of record by C&C. The address for C&C is 4089 Mt. Olympus Way, Salt Lake City, Utah 84124.

(5) Does not include Dimitri Cocorinis whose resignation as a director of the Company will become effective following completion of the required ten (10) day transmittal notification to the stockholders under Regulation 14f-1 on April 16, 2007.

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

Reference is made to the disclosure set forth under Item 5.01 of this report with regard to changes in management, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following documents are included as exhibits to this report:

Exhibit	SEC Ref
No.	No.	Title of Document	Location
10.1	10	Settlement and Stock Issuance Agreement	This Filing
		between Millennium Quest, Inc. and
		C&C Investment Partnership dated
		as of April 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Quest, Inc.

Date: April 12, 2007	By	/s/ Timothy P. Halter
Timothy P. Halter
President

5